       PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR
                              CONFIDENTIAL TREATMENT

                                                                 Exhibit 10.22

                                LICENSE AGREEMENT

     This License Agreement ("AGREEMENT") is made as of this 16 day of August, 2000 (the "EFFECTIVE DATE") by and between ABBOTT LABORATORIES, an Illinois corporation, with its principal office at 100 Abbott Park Road, Abbott Park, IL 60064 ("ABBOTT") and DRUG ABUSE SCIENCES, INC., a California corporation, with its principal office at 330 Distel Circle, Suite 150, Los Altos, CA 94022 ("DAS").

                                   WITNESSETH

     WHEREAS, Abbott is the holder of certain patent applications and patents ("PATENTS," as more fully defined below) relating to Compound (as defined below);

     WHEREAS, Abbott also possesses proprietary Know-How (as defined below) relating to Compound and/or Product (as defined below);

     WHEREAS, DAS wishes to obtain, and Abbott wishes to grant to DAS and its Affiliates (as defined below), an exclusive license in the Territory (as defined below) under the Patents and Know-How for the development and commercialization of Product for Pharmaceutical Uses (as defined below); and

     WHEREAS, DAS and Abbott acknowledge that there is substantial additional formulation and clinical work to be done in order to successfully develop and commercialize Product.

     NOW THEREFORE, in consideration of the mutual obligations and promises as set forth herein, the parties do hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     1.1 "ABBOTT'S TECHNOLOGY" means the Patents and Know-How, including all Improvements developed by Abbott.

     1.2 "ABT-431" means the following pure form of the compound more specifically described as:[******]

     1.3 [******][******][******]"AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control of either party hereto. For purposes of this definition, control shall mean direct or indirect ownership of more than fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors (but only as long as such ownership exists).

     1.4 "COMPOUND" means any and all tetracyclic compounds with the following formula:

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

        [******]

     1.5 "CONFIDENTIAL INFORMATION" means any and all information or data relating to the Compound and/or Product which a party discloses to the other party, its employees or representatives, or is conceived or reduced to practice during the Term by either party or by a third party conducting feasibility and evaluation studies for DAS, whether in writing, orally or by observation, including, without limitation, all scientific, clinical, technical, commercial, financial and business information and Know-How, and other information or data considered confidential in nature. The Confidential Information of DAS shall also include: (i) the fact that DAS intends to develop, use or market any particular product, process or system; and (ii) all information concerning the business, products, marketing efforts, technology or finances of DAS. Subject to SECTION 7.1 hereof, Abbott shall hold in confidence and shall not directly or indirectly disclose or provide to any third party information pertaining to the Compound, the Process Technology or Abbott Technology without DAS's prior written consent. Confidential Information shall not include information or any portion thereof which:

          (a) is known to the receiving party at the time of disclosure and documented by written records made prior to the date of this Agreement;

          (b) is subsequently disclosed to the receiving party without any obligations of confidence by an unaffiliated third person who has not obtained it directly or indirectly from the other party and who has the right to make such disclosure;

          (c) becomes patented, published or otherwise part of the public domain;

          (d) is independently developed by or for the receiving party by person(s) having no knowledge of or access to such information and without breach of any confidentiality obligation as evidenced by its written records; or

          (e) is required to be disclosed by legal, regulatory, statutory or governmental process or authorities, provided in each case the party disclosing information promptly informs the other and uses its best efforts to limit the disclosure and to maintain confidentiality to the maximum extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure.

          The contents of and the Exhibits to this Agreement shall constitute Confidential Information.

     1.6  [******]

     1.7 "EFFECTIVE DATE" shall have the meaning ascribed to such term in the opening paragraph of this Agreement.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     1.8 "FIRST COMMERCIAL SALE" means the first sale of Product in the Territory, after Regulatory Approval, by DAS or its Affiliates (or their sublicensee(s)) to any unaffiliated third party as evidenced by the selling party's invoice or other relevant document to such third party. A sale to an unaffiliated third party shall not include quantities delivered solely for research purposes, for clinical trials or quantities distributed as samples or promotions.

     1.9 "IMPROVEMENTS" means all additions, developments, modifications, enhancements and adaptations (i) which directly relate to or are used in connection with the Process Technology or any Pharmaceutical Uses, or any formulations thereof or additions, developments, modifications, enhancements, improvements and adaptations thereto, and (ii) which are conceived or reduced to practice during the Term. Ownership of Improvements shall be as set forth in ARTICLE 13 hereof.

     1.10 "IND" means an investigational new drug application filed with the applicable Regulatory Authority in a country of the Territory, in order to commence human clinical testing of a drug. An IND, together with all supplemental filings referencing the initial IND filing, shall be deemed one and the same IND for all purposes of this Agreement.

     1.11 "KNOW-HOW" means any proprietary technology, information, methods of use, processes, techniques or ideas or inventions (other than the Patents) owned, possessed or used by Abbott as of the Effective Date which is directly related to or used in connection with the Process Technology or any Pharmaceutical Uses, including all trade secrets and any other technical information relating to development, use or sale of the Compound and/or Product, provided that Abbott has the right to license and/or sublicense to DAS. To the best of Abbott's knowledge and belief, Abbott has the right to license and/or sublicense substantially all of the Know-How.

     1.12 "NDA" means an application (whether original, supplementary or abbreviated) to the applicable Regulatory Authority in a country of the Territory, for approval by such Regulatory Authority, necessary for the commercial sale of Product in such country. An NDA, together with all supplemental filings referencing the initial NDA filing, shall be deemed one and the same NDA for all purposes of this Agreement.

     1.13 "NET SALES" means gross sales of the Product by DAS, by any Affiliates of DAS, or any contract sales force of DAS or its Affiliates to unrelated third parties, in arm's length transactions, including, but not limited to, pharmaceutical wholesalers, pharmacies, hospitals or dispensing physicians, less any of the following charges or expenses that are incurred in connection with gross sales of the Product during the Term:

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          (a) discounts, including cash discounts, customary trade allowances or rebates actually taken, governmental rebates, chargebacks, commissions, and group purchasing management fees for formulary access;

          (b) credits or allowances given or made for rejection, recall or return of previously sold Product actually taken;

          (c) any tax or government charge, duty or assessment (including any tax such as a value added or similar tax or government charge) levied on the sale, transportation or delivery of Product when included on the invoice or other written document between the parties as payable by the purchaser and collectable by DAS, its Affiliate or sub-licensee; and

          (d) freight, postage, transportation, insurance and duties on shipment of Product when included on the invoice or other written document between the parties as payable by the purchaser and collectable by DAS, its Affiliate or sublicensee.

     1.14 "PATENTS" means the patent applications and patents listed in Exhibit A hereto and any and all other patent applications and patents and amendments thereto, including foreign equivalents, and any and all substitutions, extensions, additions, reissues, re-examinations, renewals, divisions, continuations, continuations-in-part or supplementary protection certificates owned by or licensed to (with the right to sublicense) Abbott during the Term relating to the Product or any Improvements.

     1.15 "PHARMACEUTICAL USES" means any therapeutic use of the Compound and/or Product for the management of a disease or condition of the human body, excluding (a) any non-therapeutic use or non-human use (which non-therapeutic or non-human use shall include, but not be limited to, imaging, diagnostics, veterinary medicine, etc.), and (b) [******]

     1.16 "PROCESS TECHNOLOGY" means any technology within the scope of the claims of U.S. Patent No. 5,659,037 and/or any foreign equivalents listed on EXHIBIT D that are necessary or used for making, using or selling Compound and/or Product, and any and all other patent applications and patents and amendments thereto, and any and all substitutions, extensions, additions, reissues, re-examinations, renewals, divisions, continuations, continuations-in-part or supplementary protection certificates owned by or licensed to (with the right to sublicense) Abbott during the Term relating to the Process Technology and applicable to any Compound that are necessary or used for making, using or selling Compound and/or Product.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     1.17 "PRODRUG" means different pharmaceutical compounds which, following administration, are converted into structurally similar active metabolites.

     1.18 "PRODUCT" means any formulation containing the Compound or any Improvement as an active ingredient for Pharmaceutical Uses.

     1.19 "REGULATORY APPROVAL" means all governmental approvals and authorizations necessary for the manufacture and commercial sale of the Product in a country of the Territory, including, but not limited to, marketing authorization, pricing approval and pricing reimbursement, as applicable.

     1.20 "REGULATORY AUTHORITY" means the United States Food and Drug Administration or any successor entity and its equivalent in other countries of the Territory, including, but not limited to, EMEA.

     1.21 "ROYALTY PERIOD" shall have the meaning ascribed to such term in
          SECTION 5.7(a) of this Agreement.

     1.22 "SUBSTANCE ABUSE INDICATION" shall mean any treatment of addiction (including, but not limited to, addiction to cocaine, heroin, methamphetamine, and alcohol).

     1.23 "TERM" means the period commencing on the Effective Date and terminating as set forth in ARTICLE 8 below.

     1.24 "TERRITORY" means the entire world.

     1.25 "TRADEMARK" means any trademark registered, owned and chosen for Product by DAS in any country of the Territory.

     1.26 "WORK PLAN" means each "Feasibility and Development Work Plan" specific to each Product indication attached hereto as EXHIBIT B, B-2, B-3, etc.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

2. LICENSE GRANT. Abbott hereby grants to DAS and its Affiliates an exclusive right and license in the Territory, under Abbott's Technology and the Process Technology, for all Pharmaceutical Uses, with the right to grant sublicenses pursuant to SECTION 4.7 hereof, to: (i) research, develop, modify, improve, make or have made, Compound and Product; (ii) apply for and obtain Regulatory Approvals, all as may be required to manufacture and commercialize Product; and
(iii) make, have made, register, use, import/export, market, offer to sell and sell, Product and Compound, including co-promotion and co-marketing. During the development phase of the Product, DAS shall have the right to use the Compound for therapeutic drug monitoring for research and development purposes only. If a Regulatory Authority requires therapeutic drug monitoring as a part of Product labeling in connection with NDA approval, then DAS will offer Abbott the first opportunity to develop and market such a therapeutic drug monitoring assay. Should Abbott be unable or unwilling to develop and market such an assay within a commercially reasonable time period, then DAS will have a non-exclusive royalty bearing license to develop (or have developed) and commercialize such assay with a royalty rate payable by DAS to Abbott of [******] of such assay.

3.   INFORMATION; EXCLUSIVITY.

     3.1  CONVEYANCE OF INFORMATION/INVENTORY:

          (a) Within forty-five (45) days following the Effective Date, Abbott shall convey to DAS most of the information under Abbott's and its Affiliates' control involving the Compound, the Process Technology and Pharmaceutical Uses of the Compound, including but not limited to all information relating to Patents and Know-How, worldwide regulatory documentation, draft and final clinical reports, toxicity study reports, manufacturing protocol and batch records, claims related to potential violations of any third party rights, and all collaborative research agreements in the possession of Abbott, its Affiliates and agents, but excluding raw data sources which are not customarily required for regulatory submission (e.g., laboratory notebooks and other laboratory databases) and all information related to non-Pharmaceutical Uses of the Compound. Abbott shall use reasonable efforts in good faith to provide any remaining information in the following forty-five (45) days. Abbott will promptly provide DAS any other such information of which it becomes aware during the term of this Agreement. With regard to information from raw data sources, in the event that such information is requested from DAS by a Regulatory Authority, Abbott shall use reasonable efforts to provide DAS with such information. If such information is requested for other purposes, Abbott shall use reasonable efforts to provide DAS with such information pursuant to SECTION 3.3 of this Agreement or, if
               SECTION 3.3 is no longer applicable or if DAS so requests, [******]. For purposes of this SECTION 3.1, information shall not be deemed under Abbott's and its Affiliates' control if such information is protected by confidentiality agreements with third parties. With respect to such protected information, Abbott shall use reasonable efforts to obtain the consent of such third parties to release the protected information to DAS.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          (b) Abbott shall convey to DAS all available inventory of the Compound as requested by DAS, except for such quantities required by Abbott in connection with internal research purposes and non-Pharmaceutical Uses and/or internal research uses of the Compound. Any inventory of Compound conveyed to DAS under this SECTION 3.1(b) shall be conveyed "AS IS" and "WITH ALL FAULTS," WITHOUT WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. DAS shall pay Abbott [******] per kilogram of compound conveyed under this SECTION 3.1(b). DAS shall be responsible for all testing, quality control and certification of such Compound.

     3.2  ABBOTT EXCLUSIVITY.

          (a) During the Term, and except as described in SECTION 4.3(a), neither Abbott nor its Affiliates, shall directly or through intermediaries, undertake any development or commercialization activities related to Pharmaceutical Uses, except that Abbott shall be entitled to utilize the Compound for its internal research purposes (including pharmaceutical research), provided in no event shall such utilization permit Abbott to develop and/or commercialize Pharmaceutical Uses. For the avoidance of doubt, Abbott shall have the express right to undertake development and commercialization activities relating to the Compound for non-Pharmaceutical Uses.

          (b) For a period of five (5) years after the Effective Date, neither Abbott nor its Affiliates shall undertake any development or commercialization activities with respect to any [******] for any Substance Abuse Indication. Notwithstanding the foregoing, Abbott shall have the express right to undertake development and commercialization activities relating to [******] for non-therapeutic and/or non-human uses even if related to Substance Abuse Indication (which non-therapeutic uses and/or non-human uses shall include, but not be limited to, imaging, diagnostics, veterinary medicine, etc.). For the avoidance of doubt, Abbott shall also have the express right to undertake development and commercialization activities relating to [******] (excluding any Compound for Pharmaceutical Uses) for any use or indication other than any Substance Abuse Indication, as set forth above.

          (c) Notwithstanding SECTIONS 3.2(a) and (b) above, Abbott shall have the right to use the Process Technology solely in connection with compounds or products that are not, and do not contain, Compound, and in its development and commercialization activities related to the Compound as permitted in this Agreement.

     3.3 ASSISTANCE. During the period commencing on the Effective Date and ending on the first submission to a Regulatory Authority for Regulatory Approval of the

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          third Product indication, Abbott will use commercially reasonable efforts to provide DAS information (in the possession of Abbott) and assistance as reasonably required by DAS for regulatory purposes in connection with this Agreement, provided, that in no event shall Abbott be obligated to incur expenses as a result of providing such assistance nor shall Abbott employees be required to spend a substantial amount of time (collectively, not more than twenty (20) hours) providing such assistance. In the event that additional time is required by DAS, the parties shall negotiate in good faith a mutually acceptable hourly rate to be charged DAS for such Abbott employee time.

     3.4 DAS EXCLUSIVITY. During the Term, neither DAS nor its Affiliates nor their sublicensees, shall directly or through intermediaries, utilize the Process Technology for any purpose other than developing, making, using or selling Compound and/or Product under this Agreement.

4.   FEASIBILITY/EVALUATION/DEVELOPMENT/MANUFACTURING/MARKETING/OTHER.

     4.1  FEASIBILITY/EVALUATION STUDIES:

          (a) DAS shall use commercially reasonable efforts to evaluate the Compound for at least three (3) indications of Pharmaceutical Uses. As of the Effective Date, the parties acknowledge that only cocaine abuse and Parkinson's Disease are recognized indications for the Compound. For purposes of DAS's obligations under this Agreement or any Work Plan, the term "commercially reasonable efforts" shall mean those efforts that would be commercially reasonable for a company substantially similar to DAS as set forth generally in the initial Work Plan (EXHIBIT B). DAS shall have sole responsibility for conducting and/or supervising the feasibility and evaluation studies on the Compound as set forth in the Work Plan (EXHIBIT B), which Work Plan shall include a schedule of the clinical development activities to be conducted by DAS for the first indication under SECTION 4.3 below. Beginning with the Effective Date and until the First Commercial Sale, DAS shall use commercially reasonable efforts to conduct and/or supervise the studies called for by the Work Plan. All such studies shall be paid for by DAS. DAS shall provide Abbott with summaries of such studies, including summaries of reports and data generated under such studies, at the quarterly review meetings held pursuant to SECTION 4.2 below (or otherwise), and all such information shall be treated as DAS's Confidential Information. Periodically, as the progress of the studies may dictate, the Work Plan may be amended at DAS's reasonable discretion, and such amendments shall be reflected in an amended EXHIBIT B to be prepared, distributed, and attached hereto by DAS. Recognizing that the Work Plan calls for certain work to be done by one or more third parties and recognizing such work (e.g., formulations) may involve the patented subject matter of such third party, DAS will use commercially reasonable efforts to
               (i) provide in its license with the third party that the patented subject matter of such third party

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               may be sublicensed to Abbott in the event that the Compound and Product are returned to Abbott under SECTIONS 4.3(c) and 4.8; and
               (ii) negotiate a royalty-free license/sublicense with such third party. In the event that DAS is unable to negotiate a royalty-free license/sublicense, Abbott agrees to assume the royalty obligations thereunder if it elects to practice under such license/sublicense following the return of the Compound and Product under SECTIONS 4.3(c) and 4.8. DAS agrees to promptly provide Abbott with written notice of the terms of any licenses entered into with third parties which pertain to the Compound and/or Product.

          (b) Upon commencement of work to develop the second and subsequent indications of the Product, DAS shall provide Abbott with a Work Plan for the feasibility and evaluation studies and for the clinical development activities on the Compound that it proposes to undertake with respect to the second and subsequent Product indications, which Work Plan shall contain substantially similar content and time frames as provided in the initial Work Plan attached hereto. Such Work Plan shall be in the same general form as that provided for in SECTION 4.1 above, shall be attached to this Agreement as EXHIBIT B-2, B-3, etc., and shall be subject to the same rights of amendment, license and review as provided herein, including Abbott's rights to initiate an ADR under
               SECTION 4.3(c).

     4.2 REVIEW: Beginning one month following the Effective Date and until the First Commercial Sale, three (3) representatives of Abbott and three
          (3) representatives of DAS shall meet for informational purposes on a quarterly basis, rotating such meetings so that one is held via teleconference in one quarter and the second is held in person the next quarter, each such meeting to be held at a mutually agreeable time, to review the progress of each Work Plan, the results of such work and studies remaining to be completed under the Work Plan, as the same shall exist from time to time. In the event any such personal meeting is not held at Abbott Park, DAS shall reimburse Abbott for the reasonable travel and lodging expenses incurred by up to three (3) Abbott personnel to attend the meeting. Each meeting shall include review of the status of Patents and of any proposed studies of Compound. DAS will provide Abbott with summaries of the data generated under each Work Plan. In the event either party believes that it would be beneficial to meet less frequently than quarterly, or that it would be beneficial to end the practice of such meetings prior to the First Commercial Sale, then such party shall inform the other party of its desires, and, if the other party agrees, the parties shall then establish a mutually agreeable meeting schedule.

     4.3  CLINICAL DEVELOPMENT:

          (a) DAS shall use commercially reasonable efforts to develop the Compound for at least three (3) indications of Pharmaceutical Uses. As of the Effective Date, the parties acknowledge that only cocaine abuse and Parkinson's Disease are recognized indications for the Compound. DAS shall have sole responsibility for designing, conducting and paying for the

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               cost of the clinical development of Product and shall use commercially reasonable efforts to diligently conduct such clinical development as set forth below. Except as set forth in
               SECTION 3.2 above, Abbott hereby agrees that it shall not undertake any research or development related to Pharmaceutical Uses of the Compound during the Term, except as may be necessary following the license granted to Abbott under SECTION 4.8 in the event of a termination of this Agreement under SECTIONS 8.2, 8.3 or 8.4, or a partial termination of this Agreement under SECTION 4.3(c).

          (b) After successfully completing formulation, bioavailability and delivery work for the first indication of Pharmaceutical Uses, DAS shall use commercially reasonable efforts to develop two (2) additional indications of Pharmaceutical Uses. DAS shall be obligated to commence development of the second such indication within two (2) years of commencing development of the first indication. Subject to DAS's reasonable determination of the commercial viability of a third indication and Abbott's rights under SECTION 4.3(c) below, DAS shall be obligated to commence development of the third such indication within two (2) years of commencing development of the second indication. For purposes of this SECTION 4.3(b), development of an indication shall be deemed to have commenced upon enrollment of the first subject in the first clinical study for an indication using the formulation selected for clinical development.

          (c) In the event DAS breaches a material obligation under this Agreement or under a Work Plan, Abbott may then advise DAS that Abbott believes that DAS has breached such material obligation and that Abbott is adversely impacted thereby. Upon so advising DAS, Abbott may initiate an alternative dispute resolution procedure ("ADR") as set forth in EXHIBIT C, and request the ADR to rule upon whether DAS has breached any such material obligation. In the event that the neutral party to such ADR renders a ruling that DAS has breached such material obligation and that Abbott was adversely impacted thereby, and DAS fails to comply with the terms of the neutral's ruling within the time specified therein for compliance, or if such compliance cannot be fully achieved by such date, DAS has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then Abbott's sole remedy shall be (i) the right to terminate this Agreement and the licenses granted hereunder, and to obtain from DAS a license to Improvements under SECTION 4.8; or (ii) if, at the time Abbott initiates the ADR, the ADR only alleges DAS's failure to develop the Product for some, but not all of those indications, then Abbott shall only be entitled to a partial termination of this Agreement and the licenses granted hereunder as to those Product indications for which failure to develop is alleged and determined by the ADR, and shall obtain from DAS a license to Improvements under SECTION 4.8 as to Improvements only with respect to such Product indications, with no effect on DAS's rights hereunder for those Product indications and Improvements that the

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               neutral party has not declared have not been adequately developed by DAS hereunder.

     4.4 COMMERCIALIZATION: DAS shall use commercially reasonable efforts to develop and commercialize the Product in at least the following major countries: United States, Canada, Germany, France, U.K., Italy and Spain (each a "Major Country"), at least three (3) additional European countries, at least two (2) Latin American countries, and Japan, using at least that level of effort it would use with similar compounds in its portfolio, provided that DAS's marketing analyses support the profitability of Product commercialization in any such country. In the event that DAS elects not to market in a particular country(ies), either directly or through third parties, Abbott shall have the right, upon notice to DAS, to market, either directly or through third parties, the Product in each such country, by paying to DAS the same royalty to which Abbott would otherwise be entitled if DAS was marketing the Product in such country. DAS agrees to provide Product to Abbott for sale in each such country at the same cost (as evidenced by DAS's internal records) incurred by DAS in procuring or manufacturing Product for its own sales. If there is any material disagreement between the parties concerning whether commercially reasonable efforts towards commercialization have been made with respect to a particular indication after Regulatory Approval in a country, then the matter may be submitted to ADR where remedies for failure to expend such efforts could include a requirement to expend additional efforts to make up for any failures, damages and/or termination of the license rights in the applicable country, unless DAS chooses to undertake such activities and expenses as needed to correct the failure.

     4.5 MARKETING: DAS shall have sole responsibility for marketing Product, including entering into any co-marketing and/or co-promotion arrangements. DAS shall distribute all Product samples in the United States in accordance with the Prescription Drug Marketing Act.

     4.6 MANUFACTURING: DAS and its Affiliates shall have sole responsibility for manufacturing Product or having Product manufactured for it by a third party manufacturer. However, during the three (3) month period following the Effective Date, DAS will negotiate in good faith exclusively with Abbott with respect to the manufacture of the Product for clinical and commercial supply. Thereafter, in the event DAS negotiates terms and conditions with a third party manufacturer of Product, DAS shall, prior to executing a definitive agreement with such third party, provide Abbott with a summary of the material terms and conditions and allow Abbott the opportunity to meet or beat such terms and conditions. If Abbott fails to meet or beat such terms and conditions within twenty-one (21) days of its receipt, DAS shall be free to execute a definitive agreement for the manufacture and supply of Product with such third party.

     4.7  SUBLICENSING:

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          (a) During the two (2) year period following the Effective Date, DAS may sublicense to unrelated third parties its rights to one or more Product indications under this Agreement, only with Abbott's prior written consent, which consent shall not be unreasonably withheld. After such two year period, DAS may sublicense to unrelated third parties its rights to one or more Product indications under this Agreement without obtaining Abbott's prior written consent. Each sublicense shall be in writing and shall include provisions acknowledging that such sublicense is subject to the license granted DAS under this Agreement, that each sublicensee shall make reports and keep and maintain records of sales to at least the same extent as required under this Agreement, allowing Abbott the same access and audit rights permitted under this Agreement, and that such sublicense shall be automatically terminated upon termination of this Agreement. DAS shall remain primarily liable for the performance of sublicensees. DAS shall provide Abbott with a copy of each sublicense agreement.

          (b) All consideration received by DAS as a result of each sublicense of its rights under this Agreement and any sub-sublicense agreement (including, but not limited to fees, payments, milestones, royalties, etc.) (collectively, the "SUBLICENSE CONSIDERATION") shall be divided between DAS and Abbott as follows:

               (i) For any sublicense executed between the Effective Date and the one year anniversary thereof, the Sublicense Consideration shall be shared [******] to Abbott and [******] to DAS, regardless of when paid to DAS under the sublicense.

              (ii) For any sublicense executed after the first anniversary of the Effective Date but on or before the date on which the first NDA for the first Product indication is filed, the Sublicense Consideration shall be shared [******] to DAS and [******] to Abbott, regardless of when paid to DAS under the sublicense.

             (iii) For any sublicense executed after the date on which the first NDA for the first Product indication is filed, but prior to the First Commercial Sale, the Sublicense Consideration shall be shared [******] to DAS and [******] to Abbott, regardless of when paid to DAS under the sublicense.

              (iv) For any sublicense executed after the First Commercial Sale, but prior to the fifth (5th) anniversary of the First Commercial Sale, the Sublicense Consideration shall be shared [******] to DAS and [******] to Abbott, regardless of when paid to DAS under the sublicense.

               (v) For any sublicense executed after the fifth (5th) anniversary of the First Commercial Sale, the Sublicense Consideration shall be shared [******] to DAS and [******] to Abbott.

          (c) Furthermore, the amount of such Sublicense Consideration payable to Abbott under SECTION 4.7(b) above shall be reduced (or credited) by the amount DAS receives from all sublicenses as reimbursement for actual and reasonable research and development costs incurred by DAS in its evaluation and development of the Compound, subject to a cap of [******], which total costs shall be allocated and deducted ratably over the period during which DAS is receiving royalty payments from sublicenses. Such research and development costs shall consist of those customary costs to perform a clinical protocol which are documented and are payable upon receipt of a signed clinical study report. All research and development costs for which reimbursement is requested by DAS shall be measurable and are subject to Abbott's audit rights under SECTION 5.7(c).

          (d)  Notwithstanding anything to the contrary contained in this
               SECTION 4.7, no sublicense or sub-sublicense may be entered into by DAS without Abbott's prior written approval, which may be withheld by Abbott in its

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               sole discretion, if such sublicense would result in [******]. For example, if [******].

     4.8 IMPROVEMENTS: All Improvements and all new patents which relate to the Compound or the Product which come into existence during the Term and which relate to or are derived from work done by or for DAS or their Affiliates or sublicensees relating to the Compound without any contribution by Abbott, its Affiliates, contractors, or agents, shall be deemed the property of DAS. Provided, however, in the event this Agreement is terminated by Abbott for any reason, as set forth in
          ARTICLE 8, or is partially terminated by Abbott as set forth in
          SECTION 4.3(c), all such Improvements shall be exclusively licensed to Abbott solely for use with the Compound and Product on a worldwide, royalty-free, paid-up basis, and DAS retains all rights in and to any such Improvements for any and all other uses.

5.   EXECUTION FEE, MILESTONE PAYMENTS AND ROYALTIES.

     5.1 EXECUTION FEE. DAS shall pay to Abbott Four Hundred Thousand Dollars ($400,000) on the Effective Date.

     5.2 MILESTONE PAYMENTS (FIRST SUBSTANCE ABUSE INDICATION): DAS shall make the following milestone payments to Abbott for the first Substance Abuse Indication for the Product within [******], regardless of whether or not DAS has sublicensed any of its rights under this
          Agreement:

          (a)  FIRST MILESTONE PAYMENT: [******].

          (b)  SECOND MILESTONE PAYMENT: [******].

          (c)  THIRD MILESTONE PAYMENT: [******].

          (d)  FOURTH MILESTONE PAYMENT: [******].

     5.3 MILESTONE PAYMENTS (PARKINSON'S INDICATION): DAS shall make the following milestone payments to Abbott for the [******]

          (a)  FIRST MILESTONE PAYMENT: [******].

          (b)  SECOND MILESTONE PAYMENT: [******].

          (c)  THIRD MILESTONE PAYMENT: [******].

          (d)  FOURTH MILESTONE PAYMENT: [******].

     5.4 MILESTONE PAYMENTS [******] DAS shall make the following milestone payments to Abbott for the first Non-Parkinson's Disease and Non-Substance Abuse Indication for the Product [******] occurrence of the following events, regardless of whether or not DAS has sublicensed any of its rights under this Agreement:

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          (a)  FIRST MILESTONE PAYMENT: [******]

          (b)  SECOND MILESTONE PAYMENT: [******]

          (c)  THIRD MILESTONE PAYMENT: [******]

          (d)  FOURTH MILESTONE PAYMENT: [******]

     5.5  MILESTONE PAYMENTS (OTHER INDICATIONS): [******]

     5.6  SALES MILESTONES:

          (a) Upon the first attainment of [******] of all Products in a calendar year of [******] payment is otherwise due.

          (b) Upon the first attainment of [******] of all Products in a calendar year of [******]

          (c)  For purposes of calculating Net Sales of all Products under this
               SECTION 5.6 for the one-time payment of sales milestones, Net Sales shall include the combined sales of Products by DAS, its Affiliates, their contract sales forces and all sublicensees and their contract sales forces.

     5.7  ROYALTY PAYMENTS:

          (a) ROYALTY RATE AND ROYALTY PERIOD: Beginning with the First Commercial Sale by DAS, any Affiliates of DAS, or any contract sales force of DAS or its Affiliates, DAS shall pay to Abbott a royalty on annual aggregate worldwide Net Sales of all Product for all Pharmaceutical Uses in accordance with the following schedule:

          ANNUAL NET SALES            ROYALTY
          [******]                    [******]
          [******]                    [******]
          [******]                    [******]
          [******]                    [******]

          If DAS is required to pay royalties in excess of [******] of its annual Net Sales of Product to any third party in order to develop Product, such third party royalty payments in excess of [******] shall be shared equally by DAS and Abbott, up to an additional [******] and Abbott's share thereof (up to a maximum of [******] shall be credited accordingly against royalty payments due to Abbott hereunder if annual Net Sales of Product in a calendar year exceed [******] provided, however, that Abbott's liability hereunder for such annual royalty credits shall not exceed [******] of annual Net Sales.

          For example, if DAS is obligated to make third party royalty payments equal to [******] of annual Net Sales, DAS shall be solely responsible for the first [******], the next [******] shall be shared equally by DAS and Abbott, and Abbott's share [******] shall be credited dollar for dollar against royalty payments due to Abbott hereunder, if and only if, annual Net Sales in such calendar year are greater than [******]. The remaining balance of [******] of third party royalties shall by DAS' sole responsibility.

          The obligation of DAS to pay a royalty to Abbott shall be on a country-by-country basis and shall continue with respect to Product manufactured or sold in a country until such time as the last Patent included in the Abbott Technology covering such Product has expired and/or is invalidated in such country ("ROYALTY PERIOD").

     (b) REDUCED ROYALTY PERIOD: Upon the end of the Royalty Period in any country of the Territory on a country-by-country basis, DAS shall have an exclusive, perpetual license under Abbott's Technology in such country of the Territory, with all of the rights granted under
          Article 2 hereof, except that, for so long as Product continues to be sold in such country by DAS, DAS shall pay to Abbott a reduced royalty equal to [******] of the royalty that would otherwise be due during the Royalty Period (the "REDUCED ROYALTY PERIOD").

          The royalty payable for the Reduced Royalty Period shall be calculated by (i) adding total [******] in all countries wherein a royalty (full or reduced) is payable hereunder; (ii) taking that portion of [******] which are attributable to countries under a reduced royalty and multiplying such amount by the product of the applicable royalty rate times [******]; (iii) taking that portion of [******] which are attributable to countries under a full royalty rate and multiplying such amount by the [******]; and
          (iv) adding the products obtained in (ii) and (iii) above to determine the total amount of royalty payable.

          For example, if [******]:

     (i)  [******]

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          (ii)  [******]

          (iii) [******]

          (iv)  [******]

     (c) ROYALTY REPORTS AND PAYMENTS: Beginning with the [******]. Each report shall be accompanied by [******]. In the event that conversion from foreign currency is required in calculating a royalty payment hereunder, the exchange rate used shall be the ratio in effect at the end of the last business day of the applicable quarter for which royalties are calculated, as reported by THE WALL STREET JOURNAL, or a substantially similar global publication if THE WALL STREET JOURNAL is no longer published.

     (d) BOOKS AND RECORDS/AUDIT RIGHTS: DAS shall keep books and records accurately showing all Products manufactured, used or sold under the terms of this Agreement. The relevant portions of such books and records shall be open to inspection by representatives of Abbott, at Abbott's cost, solely for the purposes of determining the correctness of the royalties payable under this Agreement. Such audit, conducted no more than one time per calendar year, shall be during normal business hours after reasonable advance notice and subject to suitable confidentiality provisions. In the event an audit shows a deficiency to be due, [******]. If the audit shows that an excess was paid, DAS shall be entitled to deduct the amount of such excess from the payment due for the next calendar quarter. Such books and records shall be preserved for a period of at least three (3) years after the date of the royalty payment to which they pertain, and no audit may be conducted with respect to royalties due in any calendar year that is more than two (2) years preceding the calendar year in which the audit is being conducted. Books and records for a given calendar year may only be audited once.

     (e) WITHHOLDING TAXES ON ROYALTIES: Where any sum due to be paid to Abbott hereunder is subject to any withholding or similar tax, the parties shall use all reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, DAS shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due Abbott and secure and send to Abbott the best available evidence of such payment sufficient to enable Abbott to obtain a deduction for such withheld taxes or obtain a refund thereof.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

6.   REPRESENTATIONS/WARRANTIES.

     6.1 REPRESENTATIONS AND WARRANTIES OF ABBOTT: Abbott represents and warrants that it is duly organized, validly existing and in good standing under the laws of Illinois, that it has full corporate power and authority to enter into this Agreement and to carry out its provisions, and that there are no outstanding agreements, assignments or encumbrances in existence that are inconsistent with the provisions of this Agreement. Abbott further represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and that the execution, delivery and performance of this Agreement by it does not require the consent, approval or authorization of or notice, filing or registration with any governmental or regulatory agency.

     6.2 REPRESENTATIONS AND WARRANTIES OF DAS: DAS represents and warrants that it is duly organized, validly existing and in good standing under the laws of California, that it has full corporate power and authority to enter into this Agreement and to carry out its provisions, and that there are no outstanding agreements, assignments or encumbrances in existence that are inconsistent with the provisions of this Agreement. DAS further represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it does not require the consent, approval or authorization of or notice, filing or registration with any governmental agency or Regulatory Authority.

     6.3 INDEMNIFICATION BY DAS: DAS shall indemnify and hold Abbott, its Affiliates and their directors, officers, employees and agents harmless from and against any and all liabilities, actions, suits, claims, demands, prosecutions, damages, costs, expenses or money judgments finally awarded (including reasonable legal fees) (collectively, "LIABILITIES") incurred by or instituted or rendered against Abbott to the extent such Liabilities result from a third party claim arising from the willful misconduct or the negligent acts or omissions of DAS or its Affiliates or DAS's material breach of this Agreement, except to the extent such third party claims arise out of the gross negligence or willful misconduct of Abbott, its Affiliates and their directors, officers, employees and agents, and provided that Abbott gives DAS prompt notice in writing of any such claim or lawsuit and permits DAS to undertake sole control of the defense and settlement thereof at DAS's expense. In any such claim or lawsuit:

          (a) Abbott will cooperate in the defense by providing access to witnesses and evidence available to it. Abbott shall have the right to participate, at its expense, in any defense to the extent that in its reasonable judgment Abbott may be prejudiced by DAS's sole defense thereof.

          (b) With respect to this Agreement, Abbott shall not settle, offer to settle or admit liability in any claim or suit in which Abbott intends to seek

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               indemnification by DAS without the written consent of a duly authorized officer of DAS.

     6.4 REPORTABLE OCCURRENCES: Each party warrants that it shall advise the other promptly of any occurrence which is reported or reportable by it to the Regulatory Authorities relating in any way to the Compound or the Product.

     6.5 LIMITATION: EXCEPT FOR THE EXPRESS WARRANTIES IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE. EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR VIOLATIONS OF ARTICLE 7 AND AMOUNTS FINALLY AWARDED FOR INDEMNIFICATION FOR THIRD PARTY LIABILITIES UNDER
          SECTION 6.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HERETO OR TO ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

7.   CONFIDENTIALITY AND NON-DISCLOSURE.

     7.1 NONDISCLOSURE: Neither party shall use or disclose any Confidential Information received by it from the other party pursuant to this Agreement without the prior written consent of the other. This obligation will continue for a period of seven (7) years after termination of this Agreement or expiration of the Term, whichever is earlier. The parties recognized in SECTION 3.2 of this Agreement that Abbott may be utilizing Compound, Process Technology and Abbott Technology in certain limited circumstances, including, but not limited to, non-Pharmaceutical Uses and for internal research purposes. Abbott shall be permitted to disclose information pertaining to the Compound, the Abbott Technology and the Process Technology in such circumstances only if the recipient of such information is under a duty of confidentiality to Abbott, and further, provided that no such disclosure of such information shall be made for Pharmaceutical Uses, nor shall Confidential Information of DAS be disclosed.

     7.2 RESTRICTION: Each party shall restrict dissemination of Confidential Information to those of its employees, contractors, agents and sublicensees (if any) who have an actual need to know and have a legal obligation to protect the confidentiality of such Confidential Information. All Confidential Information disclosed by one party to the other shall remain the sole property of the disclosing party and neither party shall obtain any right of any kind to the Confidential Information disclosed, except as granted under this Agreement.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     7.3 RESTRICTION EXEMPTIONS: Nothing contained in this ARTICLE 7 shall be construed to restrict the parties from using or disclosing Confidential Information solely to the extent and solely as required:

          (a)  for regulatory, tax or customs reasons;

          (b)  for audit purposes;

          (c)  by court order or other governmental order or request; or

          (d) to perform acts permitted by this Agreement, including (i) disclosure by DAS to third parties undertaking feasibility and evaluation studies, clinical trials and the like on behalf of DAS, so long as such third parties are under a legal obligation to DAS to protect the confidentiality of such Confidential Information, or (ii) disclosure by DAS in connection with the marketing and commercial sale of Product, to the extent required by law.

8.   TERM AND TERMINATION.

     8.1 This Agreement shall continue in effect unless and until terminated as provided in this SECTION 8 or in SECTIONS 4.3 or 4.4. Upon the end of the Royalty Period in any country of the Territory, DAS shall have an exclusive, perpetual and irrevocable license under Abbott's Technology, with all of the rights granted under ARTICLE 2 hereof, and without any further obligation to Abbott, except for the payment obligations accruing prior to such date and except for any obligation to pay a reduced royalty for the Reduced Royalty Period, as provided in SECTION 5.7(b) hereof.

     8.2 If DAS determines in its reasonable scientific and commercial judgment that the Compound does not have an acceptable profile or a reasonable likelihood of commercial success, or that it is economically or technically impractical for DAS to continue developing and marketing the Product, DAS shall have the right to terminate this Agreement upon ninety (90) days written notice, at the end of which the termination shall be effective. Upon such termination DAS shall pay all payments, milestones or royalties which may have become due prior to the effective date of such termination, and DAS shall assign and Abbott shall be entitled to retain for its own use, all studies and information relating to the Compound and shall be granted a license to all Improvements as set forth in SECTION 4.8 hereof.

     8.3 Either party may terminate this Agreement by giving to the other party prior written notice of not less than thirty (30) days in the case of a monetary breach and of not less than ninety (90) days in the event the other party shall commit a non-monetary material breach of this Agreement, and such breaching party shall fail to cure, or commence action to cure, such breach during such thirty (30) or ninety (90) day period, as applicable. In the case of a non-monetary breach, the cure period may be extended for such longer period as may reasonably be necessary if cure is not reasonably possible within the initial ninety
          (90) day period, provided the breaching party continues its diligent efforts to cure. No

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          such cancellation and termination shall release the breaching party from any obligations hereunder incurred prior thereto. In the event of a dispute whether a material breach has occurred, the existence of material breach shall be determined using the ADR set forth in EXHIBIT
          C. A party's right to terminate this Agreement shall only apply if the breaching party fails to cure such breach in the manner required by the final judgment of the ADR hearing. In the event that this Agreement is terminated for DAS's material breach, Abbott shall be entitled to retain for its own use all funds previously paid by DAS, together with all studies, information and Improvements generated hereunder. In the event that this Agreement is terminated for Abbott's material breach, DAS shall not be liable for payments not yet due and payable under ARTICLE 5 hereof, and DAS shall be entitled to retain for its own use all studies, information and Improvements generated hereunder.

     8.4 Either party may terminate this Agreement on thirty (30) days notice if the other party passes a resolution or the court makes an order for its winding up; or has a receiver or administrator appointed over its business or all of its assets; or is or becomes bankrupt; or ceases its business operations. In the event that this Agreement is terminated under this SECTION 8.4 subject to the other terms of this Agreement, the terminating party shall be entitled to retain for its own use all studies, information and Improvements (subject to the license set forth in SECTION 4.8 as it concerns Abbott) generated hereunder. Notwithstanding the bankruptcy or insolvency of Abbott or the impairment of performance by Abbott of its obligations under this Agreement as a result of bankruptcy or insolvency of Abbott, DAS shall be entitled to retain the licenses granted herein, without any further obligation to Abbott other than the payment obligations under ARTICLE 5.

     8.5 Termination of this Agreement shall be without prejudice to any rights of either party against the other which may have accrued up to the date such termination becomes effective.

     8.6 All causes of action accruing to either party under this Agreement shall survive expiration or termination of this Agreement for any reason.

     8.7 Upon any termination or expiration of this Agreement, each party shall promptly return to the other party all written Confidential Information, and all copies thereof (retaining one copy of the Confidential Information of the other in its confidential files for archival purposes only), which is not covered by a paid-up license or other rights specified herein surviving such termination or expiration.

9. INFRINGEMENT OF PATENTS BY THIRD PARTY. In the event of an actual or suspected infringement of a Patent by a third party, the following shall apply:

     9.1 NOTICE: Each party shall give the other written notice if one of them becomes aware of any infringement by a third party of any Patent. Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     9.2  DAS'S RIGHT TO BRING INFRINGEMENT ACTION:

          (a) DAS ELECTION: If a third party infringes any Patent, DAS shall have the first right, but not the obligation, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise.

               (i) DAS shall notify Abbott of its intention to bring an action or proceeding prior to filing the same and in sufficient time to allow Abbott the opportunity to discuss with DAS the choice of counsel for such matter. DAS shall keep Abbott timely informed of material developments in the prosecution or settlement of such action or proceeding. DAS shall be responsible for all fees and expenses of any action or proceeding against infringers which DAS initiates. Abbott shall cooperate fully at its expense by joining as a party plaintiff if reasonably requested to do so by DAS or if required to do so by law to maintain such action or proceeding and by executing and making available such documents as DAS may reasonably request. Abbott may be represented by counsel in any such legal proceedings, at Abbott's own expense.

              (ii) If DAS elects not to exercise such first right, Abbott shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. DAS shall cooperate fully by joining as a party plaintiff if reasonably requested to do so by Abbott or if required to do so by law to maintain such action and by executing and making available such documents as Abbott may reasonably request. DAS may be represented by counsel in any such action, at its own expense.

          (b) DAS USE OF PROCEEDS: All amounts of every kind and nature recovered from an action or proceeding of infringement brought by DAS shall belong to DAS, and shall be used first to reimburse DAS for its documented and actual costs of prosecution, including attorneys' fees, expert fees and all other related expenses, second to reimburse Abbott for its documented and actual costs if it is represented by counsel in the proceeding, and the balance shall thereafter be considered Net Sales under this Agreement and subject to royalty payments under SECTION 5.7.

          (c) ABBOTT'S USE OF PROCEEDS: All amounts of every kind and nature recovered from an action or proceeding of infringement brought by Abbott shall belong to Abbott, and shall first be used to reimburse Abbott for its documented and actual costs of prosecution, second to reimburse DAS for its documented and actual costs if it is represented by counsel in the proceedings, and the balance shall belong to Abbott.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

10. INFRINGEMENT OF THIRD PARTY RIGHTS; DAS DEFENSE OF SUIT: If Abbott, its Affiliates, DAS, its Affiliates, sublicensees, distributors or other customers are sued or threatened with suit in the Territory by a third party alleging infringement in one or more countries of the Territory of patents or other intellectual property rights that are alleged to cover the manufacture, use, sale, import, export or distribution of one or more Products, Abbott or DAS, whichever is relevant, will promptly notify the other in writing and provide a copy of the lawsuit or claim. DAS shall control the defense in any such claim or suit. If DAS expends any amounts in connection with any third party claim of infringement or misappropriation, or is required to pay a royalty or other amount to a third party for the manufacture, use, sale, import, export or distribution of one or more Products in the Territory as a result of a final judgment or settlement, such amounts shall be fully deductible by DAS from the royalties payable and accruing to Abbott thereafter under SECTION 5.7, but only where such claim, judgement or settlement arises out of DAS's practice of a Patent, the Process Technology or use of the Abbott Technology. Abbott shall fully cooperate with DAS in the defense of any such action at Abbott's expense. DAS shall have the right to settle any such suit, including the right to grant one or more sublicenses, with the prior written approval, which approval shall not unreasonably be withheld, provided that DAS shall not otherwise have the right to surrender, limit or adversely affect any rights to the Patents.

11.  Patent Prosecution and Maintenance; Patent Costs; Patent Term Extension.

     11.1 DISCLOSURE OF PATENTS/APPLICATIONS TO DAS: Within thirty (30) days following the Effective Date, Abbott shall disclose to DAS the complete text of, and all other information in its possession or control directly related to (a) all patent applications included in the Patents filed anywhere in the Territory; and (b) all patents included in the Patents as well as all information in Abbott's, its Affiliates and its patent counsel's possession concerning the institution or possible institution of any interference, opposition, reexamination, reissue, revocation, nullification or any official proceeding involving an issued patent included in the Patents anywhere in the Territory.

     11.2 PROSECUTION AND MAINTENANCE: Abbott shall be solely responsible for the preparation, filing, prosecution and maintenance of the Patents and Process Technology patents in Abbott's name, including oppositions and interferences, subject to DAS's right to assume such duties in the event Abbott reasonably fails to adequately prepare, file, prosecute and maintain the Patents and Process Technology patents. Abbott and DAS shall consult and cooperate with each other, and Abbott shall keep DAS reasonably informed, with respect to the prosecution and maintenance of the Patents and Process Technology patents hereunder. Abbott will provide DAS with copies of all material documents received or prepared by Abbott in the prosecution and maintenance of the Patents and Process Technology patents. Abbott shall provide copies in a timely manner to allow DAS an opportunity, if it so elects, to review and comment on Abbott's proposed patent strategy. Abbott shall invoice DAS and DAS shall promptly reimburse Abbott for one-half of all reasonable direct prosecution and maintenance costs (including but not limited to, outside attorneys' and translation fees) incurred by Abbott for all of the Patents and Process Technology patents after the Effective Date.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     11.3 PATENT EXTENSIONS: DAS shall have the right and sole responsibility for obtaining patent term extensions under the provisions of 35 USC
          Section 156 for any U.S. Patent and for non-U.S. Patents under similar provisions of law of other countries involving a Product which has obtained Regulatory Approval.

12. TRADEMARK: DAS may select any Trademark or Trademarks for the Product in the Territory. All costs related to the selection and maintenance of the Trademark(s) shall be borne by DAS. The Trademark(s) shall be owned by DAS, and Abbott shall have no claims or rights in or to the Trademark(s).

13. IMPROVEMENTS: All Improvements made solely by DAS and/or its Affiliates hereunder shall be the sole and exclusive property of DAS. All Improvements made solely by Abbott and/or its Affiliates shall become part of Abbott's Technology, licensed exclusively to DAS with all of the rights set forth in ARTICLE 2 hereof. All Improvements made jointly by Abbott and DAS (or by their Affiliates) hereunder shall become jointly owned, provided that to the extent that such Improvements are owned by Abbott, they shall be included in the license granted to DAS under ARTICLE 2 hereof. The provisions of this ARTICLE 13 are subject to the rights of the terminating party under ARTICLE 8 hereof.

14.  MISCELLANEOUS.

     14.1 FORCE MAJEURE: If the performance by either party of any of its obligations under this Agreement shall be prevented by circumstances beyond its reasonable control which could not have been avoided by the exercise of reasonable diligence, then such party shall be excused from the performance of that obligation for the duration of the event. The affected party shall promptly notify the other party in writing should such circumstances arise, give an indication of the likely extent and duration thereof, and shall use commercially reasonable efforts to resume performance of its obligations as soon as practicable.

     14.2 NOTICES: Any notice required to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, by personal delivery, registered U.S. mail or overnight courier, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon the date of receipt.

          If to DAS:         Drug Abuse Sciences, Inc.
                             330 Distel Circle
                             Suite 150
                             Los Altos, CA 94022
                             Attn:    Philippe Pouletty, M.D., CEO and Chairman

          If to Abbott:      Abbott Laboratories
                             100 Abbott Park Road
                             Dept. 309; Bldg. AP30

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                             Abbott Park, IL  60064-3537
                             Attn:    Senior Vice President,
                                      Pharmaceutical Operations

          With a copy to:    Abbott Laboratories
                             100 Abbott Park Road
                             Dept. 364; Bldg. AP6D
                             Abbott Park, IL  60064-6032
                             Attn:    Senior Vice President,
                                      General Counsel and Secretary

     14.3 APPLICABLE LAW/COMPLIANCE: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws provision. Each party hereto shall comply with all applicable laws, rules, ordinances, guidelines, consent decrees and regulations of any federal, state or other governmental authority.

     14.4 ENTIRE AGREEMENT: This Agreement and the attachments (Exhibits) contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

     14.5 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.6 SEVERABILITY/HEADINGS: If any provision of this Agreement is deemed unenforceable, the remainder of the Agreement will not be affected and, if appropriate, the parties will attempt to replace the unenforceable provision with a new provision that, to the extent possible, reflects the parties' original intent. The captions and headings used in this Agreement are for reference only and are not to be construed in any way as terms or used to interpret the provisions of this Agreement.

     14.7 ASSIGNMENT: Neither party may without written approval of the other assign this Agreement or transfer its interest or any part thereof under this Agreement to any third party except that (i) either party may assign this Agreement without consent to a third party that acquires all or substantially all of the business to which this Agreement pertains, or, (ii) either party may assign this Agreement in whole or part to any Affiliate or sublicensee of that party and such party hereby guarantees the performance by such Affiliates and sublicensees.

     14.8 DISPUTE RESOLUTION: The parties hereto shall attempt to settle any dispute arising out of or relating to this Agreement in an amicable way. Except for claims for injunctive or other equitable relief, which may be brought in any court of

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

          competent jurisdiction, any controversy, claim or right of termination for cause which may arise under, out of, in connection with, or relating to this Agreement, or any breach thereof, shall be settled according to the Alternative Dispute Resolution provisions attached hereto as EXHIBIT C.

     14.9 INDEPENDENT CONTRACTOR: It is understood that both parties hereto are independent contractors and engage in the operation of their own respective businesses and neither party hereto is to be considered the agent of the other party for any purpose whatsoever and neither party has any authority to enter into any contract or assume any obligation for the other party or to make any warranty or representation on behalf of the other party. Each party shall be fully responsible for its own employees, servants and agents, and the employees, servants and agents of one party shall not be deemed to be employees, servants and agents of the other party for any purpose whatsoever.

    14.10 BOARD OF DIRECTOR APPROVAL: This Agreement is subject to approval of DAS's Board of Directors, notice of which shall be given by DAS to Abbott within five (5) days of the date hereof. In the event DAS fails to give notice within such time period, Board of Director approval will be deemed to have been given.

    14.11 PUBLICITY: No press release or other public announcement shall be made by either party concerning the execution of this Agreement or the fact that DAS has licensed the Compound from Abbott. Neither party shall use the name of the other party, its officers, the other party's employees and agents for purposes of any public commercial activity without the other party's prior written consent, except where the name of the other party must be disclosed as a matter of law. Should either party be required by law to make a disclosure, the disclosing party shall submit a copy of the proposed disclosure to the other party for review. The non-disclosing party shall have three (3) weeks to review and comment on the content of such disclosure. The disclosing party, subject to legal requirements, shall use all reasonable efforts to accommodate the non-disclosing party's comments. For non-routine matters like an emergency, special circumstance, or other situation where the law compels a disclosure in less than three (3) week's time, the non-disclosing party agrees to use commercially reasonable efforts to provide its review and comment in order to meet the disclosing party's timetable.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ABBOTT LABORATORIES                      DRUG ABUSE SCIENCES, INC.

By:  /s/ Arthur J. Higgins               By:   /s/ Philippe Pouletty
   ---------------------------------         ---------------------------------
Name: Arthur J. Higgins                  Name: Philippe Pouletty, M.D.
     -------------------------------          --------------------------------

Its:       Senior Vice President,        Its:      Chairman and CEO
           Pharmaceutical Operations

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                                    EXHIBIT A

                                       TO
                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                               ABBOTT LABORATORIES
                                       AND
                            DRUG ABUSE SCIENCES, INC.
                           DATED AUGUST ________, 2000

                         PATENTS AND PATENT APPLICATIONS

U.S. Patent No. 5,597,832

Corresponding Pending Ex-U.S. patent applications:

         Country         Application #      Filing Date
         ----------------------------------------------
         Canada            2,159,481        03/18/1994
         EP                94912799.7       03/18/1994
         Israel            108,993          03/16/1994
         Korea             95704355         03/18/1994
         Norway            19953957         03/18/1994
         Philippines       48037            04/05/1994
         PC                PCT/US94/02894   03/18/1994

Corresponding Issued Ex-U.S. patent applications:

         Country           Application #    Filing Date
         ----------------------------------------------
         Australia         6520394          03/18/1994
         China             94912799.7       03/18/1994
         Japan             108,993          03/18/1994
         Mexico            95704355         03/29/1994

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                                    EXHIBIT B

                                       TO
                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                               ABBOTT LABORATORIES
                                       AND
                            DRUG ABUSE SCIENCES, INC.
                           DATED AUGUST _______, 2000

                                    WORK PLAN

------------------------------------------------------------------------------------------------------------------------
    TITLE                            DESCRIPTION                        INVESTIGATOR          DURATION     EXPECTED
                                                                                                           COMPLETION
------------------------------------------------------------------------------------------------------------------------
    Proof of Concept on IV      -        [******]                       To be determined      [******]        06.01
    formulation
------------------------------------------------------------------------------------------------------------------------
    Formulation Improvement     -        [******]                  [******]                   [******]       12.01

                                                                                                             09.02
------------------------------------------------------------------------------------------------------------------------
    [******]                    -        [******]                       To Be Determined      [******]       3.03

                                -        End points: [******]
------------------------------------------------------------------------------------------------------------------------
    Pivotal Trial               -        [******]                       [******]              [******]       03.04
------------------------------------------------------------------------------------------------------------------------
    NDA Filing, US and EU                                                                     [******]       05.04
------------------------------------------------------------------------------------------------------------------------
    NDA approval US                                                                                          12.04
    NDA approval EU                                                                                          06.05
------------------------------------------------------------------------------------------------------------------------

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                                    EXHIBIT C

                                       TO
                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                               ABBOTT LABORATORIES
                                       AND
                            DRUG ABUSE SCIENCES, INC.
                           DATED AUGUST ________, 2000

                         ALTERNATIVE DISPUTE RESOLUTION

     The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (ADR) provision, a party must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days of the notice of the dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

     1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

     2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable independent and neutral third party (a "neutral") to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (CPR), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

          (i)  The CPR shall submit to the parties a list of not less than five
               (5) candidates within fourteen (14) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director, or shareholder of, or in any way affiliated with, either party or any of their subsidiaries or Affiliates.

         (ii) Such list shall include a statement of disclosure by each candidate of any circumstance likely to affect his or her impartiality.

        (iii) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, the party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

          (iv) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR shall designate as neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie shall result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts, and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or
               (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) through 2(d) shall be repeated.

     (b) No earlier than twenty-eight (28) days or later than fifty-six (56) days after the selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principle place of business of either party or any of their subsidiaries or Affiliates.

     (c) At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

          (i) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

         (ii) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

        (iii) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

         (iv) a brief in support of each party's proposed rulings and remedies provided that the brief shall not exceed twenty (20) pages. This

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

               page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

          Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogations, requests for admissions, or production of documents.

     (d) The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

          (i) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

         (ii) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross examine witnesses, and to make a closing argument. Cross examination of witnesses shall occur immediately after their direct testimony, and cross examination shall be charged against the party conducting the cross examination.

        (iii) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

         (iv) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

          (v) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

     (e) Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a posthearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten
          (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

     (f) The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing.

     (g) The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court recorder, and any expenses for a hearing room, shall be paid as follows:

          (i) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

         (ii) If the neutral rules in favor of one party on some issues, and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate the fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

     (h) The rulings of the neutral and the allocation of fees and expenses shall be binding, nonreviewable, and nonappealable, and may be entered as a final judgment in any court having jurisdiction.

     (i) Except as provided in paragraph 9 and except as to such disclosure which is required by applicable law or regulation, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

                                    EXHIBIT D

                                       TO
                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                               ABBOTT LABORATORIES
                                       AND
                            DRUG ABUSE SCIENCES, INC.
                           DATED AUGUST ________, 2000

                           PROCESS TECHNOLOGY PATENTS

U.S. Patent No. 5,659,037

Corresponding Pending Ex-U.S. patent applications:


         Country           Application #    Filing Date
         ----------------------------------------------
         Canada            2,195,676        08/03/1995
         EPC               959275660        08/03/1995
         Japan             50809696         08/03/1995
         Mexico            971221           08/03/1995
         PC                PCT/US95/09859   08/03/1995

[******] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.